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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 6, 2000

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                             ATRIUM COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                    333-20095               75-2642488
       (State or other         (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                           Identification Number)

   1341 W. MOCKINGBIRD LANE
          SUITE 1200W                                            75247
         DALLAS, TEXAS                                        (Zip code)
     (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (214) 630-5757

                                       N/A
                  (former address if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

         Atrium Companies, Inc. reported that it has signed a definitive agreement to sell substantially all of the assets of its Wing Industries, Inc. wood interior door subsidiary ("Wing") to Premdor Corporation, a subsidiary of Premdor Inc. (NYSE:PI ) (Toronto: PDI). The transaction is expected to close within 45 days assuming receipt of necessary regulatory approvals and is subject to a Hart-Scott-Rodino Act filing. Atrium's wood patio door division will not be included in the sale and will continue to operate as a division of Atrium. Additionally, Atrium has reached an agreement to sell its Mt. Pleasant, Texas building, which was previously used by Wing, to an unrelated party.

         Statements in this Current Report on Form 8-K, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, the risks associated with the ability to consummate the transactions set forth above, as well as operating risks. Those and other risks are described in Atrium's filings with the Securities and Exchange Commission (the "SEC") made over the last 12 months, copies of which are available from the SEC or may be obtained upon request from Atrium.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS
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         *99.1      Press Release of Atrium Companies, Inc. dated July 6, 2000.

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*Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ATRIUM COMPANIES, INC.

                                   By: /s/ Jeff L. Hull
                                       ---------------------------
                                       Name:    Jeff L. Hull
                                       Title:   President, Chief Financial
                                                Officer and Treasurer

Date:    July 11, 2000


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                              INDEX TO EXHIBITS

   EXHIBIT
   NUMBER
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
    *99.1      Press Release of Atrium Companies, Inc. dated July 6, 2000.

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*Filed herewith.